EXHIBIT 99.1

FOR RELEASE: Thursday, January 26, 2023 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR

THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2022

            Shreveport, Louisiana – January 26, 2023 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2022 of $1.7 million compared to net income of $1.2 million reported for the three months ended December 31, 2021. The Company’s basic and diluted earnings per share were $0.57 and $0.55, respectively, for the three months ended December 31, 2022 compared to basic and diluted earnings per share of $0.36 and $0.34, respectively, for the three months ended December 31, 2021. The Company reported net income of $3.4 million for the six months ended December 31, 2022, compared to $2.5 million for the six months ended December 31, 2021. The Company’s basic and diluted earnings per share were $1.10 and $1.05, respectively, for the six months ended December 31, 2022 compared to $0.79 and $0.73, respectively, for the six months ended December 31, 2021.

            The Company reported the following during the six months ended December 31, 2022:

●

Total loans receivable, net of allowance for loan losses for the six months ended December 31, 2022 increased $31.3 million, or 8.1%, to $419.2 million at December 31, 2022, compared to $387.9 million at June 30, 2022.

●	The Company’s average interest rate spread was 3.70% for the six months ended December 31, 2022 compared to 2.99% for the six months ended December 31, 2021.
●	The Company’s net interest margin was 3.91% for the six months ended December 31, 2022 compared to 3.15% for the six months ended December 31, 2021.
●	Basic earnings per share increased $0.31, or 39.2%, from $0.79 for the six months ended December 31, 2021 compared to $1.10 for the six months ended December 31, 2022.
●	Diluted earnings per share increased $0.32 or 43.8%, from $0.73 for the six months ended December 31, 2021 compared to $1.05 for the six months ended December 31, 2022.

           The increase in net income for the three months ended December 31, 2022, as compared to the prior year quarter resulted primarily from a $1.1 million, or 27.2%, increase in net interest income, , a decrease of $128,000, or 3.5%, in non-interest expense, partially offset by a decrease of $497,000, or 48.1%, in non-interest income, a $144,000, or 47.9%, increase in provision for income taxes and an $89,000, or 145.9%, increase in provision for loan losses. The increase in the provision for loan losses for the three months ended December 31, 2022, was primarily due to loan growth. The increase in net interest income for the three months ended December 31, 2022 was primarily due to a $1.4 million, or 29.9%, increase in total interest income, partially offset by an increase of $263,000, or 52.5% in total interest expense. The Company’s average interest rate spread was 3.67% for the three months ended December 31, 2022 compared to 2.99% for the three months ended December 31, 2021. The Company’s net interest margin was 3.91% for the three months ended December 31, 2022 compared to 3.15% for the three months ended December 31, 2021.

           The increase in net income for the six months ended December 31, 2022 resulted primarily from a $2.2 million, or 26.4%, increase in net interest income, a decrease of $200,000, or 30.6%, in provision for income taxes, partially offset by a decrease of $966,000, or 47.1% in non-interest income, an increase of $507,000, or 831.1%, in provision for loan losses, and an increase of $91,000, or 1.3%, in non-interest expense. The increase in the provision for loan losses for the six-month period was primarily due to loan growth. The increase in net interest income for the six-month period was primarily due to a $2.4 million, or 25.5%, increase in total interest income, partially offset by a $189,000, or 18.0%, increase in total interest expense. The Company’s average interest rate spread was 3.70% for the six months ended December 31, 2022 compared to 2.99% for the six months ended December 31, 2021. The Company’s net interest margin was 3.91% for the six months ended December 31, 2022 compared to 3.15% for the six months ended December 31, 2021.

           The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2022		2021
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$415,113	5.17%	$359,186	4.76%
Investment securities	107,490	1.82	96,765	1.41
Interest-earning deposits	17,067	4.39	70,847	0.17
Total interest-earning assets	$539,670	4.48%	$526,798	3.53%

Interest-bearing liabilities:
Savings accounts	$109,471	0.29%	$136,482	0.29%
NOW accounts	61,223	0.27	47,633	0.12
Money market accounts	96,264	0.40	87,012	0.12
Certificates of deposit	101,234	1.67	92,477	1.43
Total interest-bearing deposits	368,192	0.70	363,604	0.52
Other bank borrowings	6,422	6.74	1,643	3.86
FHLB advances	817	4.80	857	4.63
Total interest-bearing liabilities	$375,431	0.81%	$366,104	0.54%

	For the Six Months Ended December 31,
	2022		2021
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$405,940	5.10%	$351,063	4.92%
Investment securities	109,045	1.79	91,518	1.49
Interest-earning deposits	24,931	3.58	86,289	0.15
Total interest-earning assets	$539,916	4.36%	$528,870	3.55%

Interest-bearing liabilities:
Savings accounts	$119,110	0.27%	$134,811	0.31%
NOW accounts	59,940	0.19	49,011	0.11
Money market accounts	95,479	0.27	87,002	0.12
Certificates of deposit	92,974	1.47	96,920	1.47
Total interest-bearing deposits	367,503	0.56	367,744	0.54
Other bank borrowings	5,668	6.12	1,643	3.14
FHLB advances	822	4.83	857	4.86
Total interest-bearing liabilities	$373,993	0.81%	$370,244	0.56%

          The $497,000 decrease in non-interest income for the three months ended December 31, 2022, compared to the prior year quarterly period, was primarily due to a decrease of $568,000 in gain on sale of loans, a $4,000 decrease in other non-interest income, and a $2,000 decrease in income from bank owned life insurance, partially offset by an increase of $77,000 in service charges on deposit accounts. The $966,000 decrease in non-interest income for the six months ended December 31, 2022 compared to the prior year six-month period was primarily due to a decrease of $1.1 million in gain on sale of loans, a decrease of $5,000 in other non-interest income, and a $3,000 decrease in income from bank owned life insurance, partially offset by a $145,000 increase in service charges on deposit accounts. The decreases in gain on sale of loans for both the quarter and six-month periods were primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations. The Company sells most of its long-term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

          The $128,000 decrease in non-interest expense for the three months ended December 31, 2022, compared to the same period in 2021, is primarily attributable to decreases of $213,000 in compensation and benefits expense, $33,000 in audit and examination fees, $31,000 in legal fees, $20,000 in franchise and bank shares tax expense, $6,000 in loan and collection expense, and $2,000 in advertising expense. The decreases were partially offset by increases of $64,000 in other non-interest expense, $55,000 in occupancy and equipment expense, $44,000 in data processing expense, and $14,000 in deposit insurance premium expense. The $91,000 increase in non-interest expense for the six months ended December 31, 2022, compared to the same six- month period in 2021, is primarily attributable to increases of $158,000 in other non-interest expense, $128,000 in occupancy and equipment expense, $23,000 in deposit insurance premium expense, and $16,000 in data processing expense. The increases were partially offset by decreases of $141,000 in compensation and benefits expense, $30,000 in audit and examination fees, $30,000 in franchise and bank shares tax expense, $26,000 in loan and collection expense, $5,000 in legal fees, and $2,000 in advertising expense.

          At December 31, 2022, the Company reported total assets of $576.5 million, a decrease of $13.9 million, or 2.4%, compared to total assets of $590.5 million at June 30, 2022. The decrease in assets was comprised primarily of decreases in cash and cash equivalents of $43.6 million, or 68.1%, from $64.1 million at June 30, 2022 to $20.4 million at December 31, 2022, loans held for sale of $1.7 million, or 43.5%, from $4.0 million at June 30, 2022 to $2.2 million at December 31, 2022, investment securities of $699,000, or 0.6%, from $108.0 million at June 30, 2022 to $107.4 million at December 31, 2022, and premises and equipment of $161,000, or 1.0%, from $16.2 million at June 30, 2022 to $16.1 million at December 31, 2022. These decreases were partially offset by increases in loans receivable, net of $31.3 million, or 8.1%, from $387.9 million at June 30, 2022 to $419.2 million at December 31, 2022, deferred tax asset of $318,000, or 27.8%, from $1.1 million at June 30, 2022 to $1.5 million at December 31, 2022, real estate owned of $269,000 from none at June 30, 2022 to $269,000 at December 31, 2022, accrued interest receivable of $260,000, or 23.1%, from $1.1 million at June 30, 2022 to $1.4 million at December 31, 2022, other assets of $59,000, or 4.2%, from $1.4 million at June 30, 2022 to $1.5 million at December 31, 2022, and bank owned life insurance of $52,000, or 0.8%, from $6.6 million at June 30, 2022 to $6.7 million at December 31, 2022. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth and purchases of securities with excess liquidity. The increase in loans receivable, net, was primarily due to an increase of $17.6 million in commercial real estate loans. The decrease in investment securities was due to principal repayments on mortgage backed securities of $6.5 million and a $1.1 million increase in market value losses on available-for-sale securities offset by security purchases of $6.9 million. The decrease in loans held-for-sale primarily reflected a reduction in loans originated for sale during the six months ended December 31, 2022 due mainly to a decrease in mortgage refinance activity likely attributable to the increase in interest rates.

          Total liabilities decreased $10.3 million, or 1.9%, from $538.1 million at June 30, 2022 to $527.9 million at December 31, 2022 primarily due to decreases in total deposits of $13.8 million, or 2.6%, to $518.2 million at December 31, 2022 compared to $532.0 million at June 30, 2022, other accrued expenses and liabilities of $505,000, or 19.4%, to $2.1 million at December 31, 2022 compared to $2.6 million at June 30, 2022, advances from borrowers for taxes and insurance of $176,000, or 49.7%, to $178,000 at December 31, 2022 compared to $354,000 at June 30,2022, and advances from the Federal Home Loan Bank of $18,000, or 2.2%, to $814,000 at December 31, 2022 compared to $832,000 at June 30, 2022, partially offset by an increase in other borrowings of $4.2 million, or 178.7%, to $6.6 million at December 31, 2022 compared to $2.4 million at June 30, 2022. The decrease in deposits was primarily due to a $28.7 million, or 21.6%, decrease in savings deposits from $133.0 million at June 30, 2022 to $104.3 million at December 31, 2022, a $9.7 million, or 6.0%, decrease in non-interest bearing deposits from $161.1 million at June 30, 2022 to $151.5 million at December 31, 2022, a $2.4 million, or 2.5%, decrease in money market deposits from $98.6 million at June 30, 2022 to $96.2 million at December 31, 2022, and a decrease of $2.2 million, or 3.7%, in NOW accounts from $59.0 million at June 30, 2022 to $56.8 million at December 31, 2022, partially offset by an increase of $29.2 million, or 36.4%, in certificates of deposit from $80.3 million at June 30, 2022 to $109.5 million at December 31, 2022. The Company had $3.0 million in brokered deposits at December 31, 2022 compared to $6.0 million at June 30, 2022. The decrease in advances from the Federal Home Loan Bank was primarily due to principal paydowns on amortizing advances. The entire balance in advances from the Federal Home Loan Bank at December 31, 2022 were short-term due to our only advance with a balloon maturity in January 2023. We will be paying off this debt with funds from our FHLB demand account.

          At December 31, 2022, the Company had $2.2 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $2.2 million on non-performing assets at June 30, 2022, consisting of six single-family residential loans and two single family residences in other real estate owned at December 31, 2022, compared to six single-family residential loans and one line of credit loan at June 30, 2022. At December 31, 2022 the Company had four single family residential loans and two commercial real estate loans classified as substandard compared to five single family residential loans and two commercial real estate loans classified as substandard at June 30, 2022. There were no loans classified as doubtful at December 31, 2022 or June 30, 2022.

         Shareholders’ equity decreased $3.7 million, or 7.0%, to $48.7 million at December 31, 2022 from $52.3 million at June 30, 2022. The primary reasons for the changes in shareholders’ equity from June 30, 2022 were the repurchase of Company stock of $6.0 million, a decrease in the Company’s accumulated other comprehensive income of $877,000, and dividends paid totaling $781,000, partially offset by net income of $3.4 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $380,000, and proceeds from the issuance of common stock from the exercise of stock options of $199,000

          The Company repurchased 291,000 shares of its common stock during the six months ended December 31, 2022 at an average price per share of $19.99. On February 16, 2022, the Company announced that its Board of Directors approved an eleventh stock repurchase program for the repurchase of up to 170,000 shares. The eleventh stock repurchase program was completed on August 2, 2022.

          Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana.

          Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

          In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	December 31, 2022	June 30, 2022
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $6,832 and $42,531 December 31, 2022 and June 30, 2022, Respectively)	$20,447	$64,078
Securities Available-for-Sale	31,127	28,099
Securities Held-to-Maturity (fair value December 31, 2022: $62,488; June 30, 2022: $69,513, Respectively)	76,223	79,950
Loans Held-for-Sale	2,247	3,978
Loans Receivable, Net of Allowance for Loan Losses (December 31, 2022: $4,788; June 30, 2022: $4,451, Respectively)	419,200	387,873
Accrued Interest Receivable	1,384	1,124
Premises and Equipment, Net	16,088	16,249
Bank Owned Life Insurance	6,649	6,597
Deferred Tax Asset	1,461	1,143
Real Estate Owned	269	--
Other Assets	1,448	1,389

Total Assets	$576,543	$590,480

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$151,468	$161,142
Interest-bearing	366,743	370,849
Total Deposits	518,211	531,991
Advances from Borrowers for Taxes and Insurance	178	354
Short-term Federal Home Loan Bank Advances	814	832
Other Borrowings	6,550	2,350
Other Accrued Expenses and Liabilities	2,101	2,606

Total Liabilities	527,854	538,133

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,121,251 and 3,387,839 Shares Issued and
Outstanding at December 31, 2022 and June 30, 2022, Respectively	31	34
Additional Paid-in Capital	40,669	40,145
Unearned ESOP Stock	(581)	(639)
Retained Earnings	11,147	14,506
Accumulated Other Comprehensive Loss	(2,577)	(1,699)

Total Shareholders’ Equity	48,689	52,347

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$576,543	$590,480

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest income
Loans, including fees	$5,406	$4,311	$10,434	$8,708
Investment securities	3	--	5	--
Mortgage-backed securities	490	345	980	686
Other interest-earning assets	189	30	450	66
Total interest income	6,088	4,686	11,869	9,460
Interest expense
Deposits	645	475	1,045	1,004
Federal Home Loan Bank borrowings	10	10	20	21
Other bank borrowings	109	16	175	26
Total interest expense	764	501	1,240	1,051
Net interest income	5,324	4,185	10,629	8,409

Provision for loan losses	150	61	568	61
Net interest income after provision for loan losses	5,174	4,124	10,061	8,348

Non-interest income
Gain on sale of loans	142	710	317	1,420
Income on Bank-Owned Life Insurance	26	28	52	55
Service charges on deposit accounts	359	282	694	549
Other income	12	16	23	28

Total non-interest income	539	1,036	1,086	2,052

Non-interest expense
Compensation and benefits	2,093	2,306	4,375	4,516
Occupancy and equipment	498	443	999	871
Data processing	220	176	401	385
Audit and examination fees	85	118	160	190
Franchise and bank shares tax	122	142	241	271
Advertising	68	70	142	144
Legal fees	74	105	200	205
Loan and collection	62	68	114	140
Deposit insurance premium	53	39	100	77
Other expenses	281	217	578	420

Total non-interest expense	3,556	3,684	7,310	7,219

Income before income taxes	2,157	1,476	3,837	3,181
Provision for income tax expense	444	300	453	653

NET INCOME	$1,713	$1,176	$3,384	$2,528

EARNINGS PER SHARE

Basic	$0.57	$0.36	$1.10	$0.79
Diluted	$0.55	$0.34	$1.05	$0.73

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Selected Operating Ratios(1):
Average interest rate spread	3.67%	2.99%	3.70%	2.99%
Net interest margin	3.91%	3.15%	3.91%	3.15%
Return on average assets	1.18%	0.82%	1.16%	0.88%
Return on average equity	14.21%	8.71%	14.10%	9.48%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.38%	0.27%	0.38%	0.27%
Allowance for loan losses as a percent of non-performing loans	245.89%	349.78%	245.89%	349.78%
Allowance for loan losses as a percent of total loans receivable	1.14%	1.14%	1.14%	1.14%

Per Share Data:
Shares outstanding at period end	3,121,251	3,398,407	3,121,251	3,398,407
Weighted average shares outstanding:
Basic	2,995,164	3,228,274	3,083,822	3,215,954
Diluted	3,131,382	3,474,245	3,233,328	3,475,761
Book value at period end	$15.60	$15.72	$15.60	$15.72
____________________
(1) Ratios for the three and six month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145